As filed with the Securities and Exchange Commission on March 8, 2010

Registration Statement No. 333-163220

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Comerica Incorporated	Comerica Capital Trust III
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

38-1998421	26-6407707
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Numbers)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas 75201

(214) 462-6831

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon W. Bilstrom

Executive Vice President-Governance, Regulatory

Relations and Legal Affairs, and Secretary

Comerica Incorporated

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas 75201

(214) 462-6831

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered*	Amount to be registered/ Proposed maximum offering price per unit/Proposed maximum offering price/Amount of registration fee
Common Stock of Comerica Incorporated (3)
Preferred Stock of Comerica Incorporated (4)
Depositary Shares of Comerica Incorporated (5)
Debt Securities of Comerica Incorporated (6)	(1)(2)
Warrants to Purchase Common Stock, Preferred Stock or Debt Securities of Comerica Incorporated
Stock Purchase Contracts of Comerica Incorporated
Stock Purchase Units of Comerica Incorporated (7)
Capital Securities of Comerica Capital Trust III
Comerica Incorporated Guarantees of Capital Securities of Comerica Capital Trust III (8)

*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.

(1)	An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) and 457(r).

(2)	Includes an unspecified number of securities that may be offered or sold by affiliates of the Registrants in market-making transactions.

(3)	Also includes the presently indeterminate number of shares of common stock as may be issued by Comerica Incorporated (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common stock, (b) upon exercise of warrants to purchase common stock or (c) pursuant to stock purchase contracts.

(4)	Also includes the presently indeterminate number of shares of preferred stock as may be issued by Comerica Incorporated (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred stock, (b) upon exercise of warrants to purchase preferred stock or (c) pursuant to stock purchase contracts.

(5)	To be represented by depositary receipts representing an interest in all or a specified portion of a shares of common or preferred stock.

(6)	Subject to note (1), an indeterminate principal amount of debt securities, which may be senior or subordinated.

(7)	Each stock purchase unit consists of (a) a stock purchase contract and (b) a beneficial interest in debt securities, capital securities or debt obligations of third parties.

(8)	No separate consideration will be received for the guarantees of the capital securities issued by Comerica Capital Trust III.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1, filed by Comerica Incorporated, is being filed solely to correct an inadvertent error on the cover page to the Registration Statement on Form S-3 (Registration No. 333-163220) filed with the Securities and Exchange Commission on November 19, 2009 (the “Registration Statement”) to reflect that the securities registered on such Registration Statement are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). No other changes have been made to the base prospectus that forms Part I of the Registration Statement or to Part II of the Registration Statement. Accordingly, they are being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing in accordance with Rule 462(e) under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Comerica Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on March 8, 2010.

COMERICA INCORPORATED

By:	/s/ RALPH W. BABB, JR.
Name:	Ralph W. Babb, Jr.
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on March 8, 2010.

Name	Position

* Ralph W. Babb, Jr.	Chairman, President and Chief Executive Officer; Director (Principal Executive Officer)

* Elizabeth S. Acton	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Marvin J. Elenbaas	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Lillian Bauder	Director

* James F. Cordes	Director

* Roger A. Cregg	Director

* T. Kevin DeNicola	Director

Jacqueline P. Kane	Director

* Richard G. Linder	Director

* Alfred A. Piergallini	Director

* Robert S. Taubman	Director

* Reginald M. Turner, Jr.	Director

* Nina G. Vaca	Director

* Kenneth L. Way	Director

*	By:	/S/ THAD A. SCHAEFER
	Name:	Thad A. Schaefer
	Title:	Attorney-in-Fact for the Officers and Directors signing in the capacities indicated

Pursuant to the requirements of the Securities Act of 1933, Comerica Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on March 8, 2010.

COMERICA CAPITAL TRUST III

By:	Comerica Incorporated, as Sponsor

By:	/S/ THAD A. SCHAEFER
Name:	Thad A. Schaefer
Title:	Authorized Signatory